EXHIBIT 99.1

Washington Banking Company 3Q12 Profits Increase 28% to $4.6 Million;

EPS Up 25% to $0.30 from $0.24 in 3Q11

OAK HARBOR, WA – October 25, 2012 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported earnings in the third quarter of 2012 increased to $4.6 million, or $0.30 per diluted share, compared to $2.8 million, or $0.18 per diluted share, in the second quarter of 2012, and $3.6 million, or $0.24 per diluted share in the third quarter of 2011. Good loan growth, strong mortgage banking income, and declining expenses related to the 2010 FDIC-assisted acquisitions contributed to the solid financial results produced in both the third quarter and first nine months of 2012. In the first nine months of 2012, Washington Banking’s net income increased 15% to $12.3 million, or $0.79 per diluted share, compared to $10.6 million, or $0.69 per diluted share, which included its last $1.1 million preferred dividend payment in the first nine months a year ago.

“Our third quarter profits show the improving market conditions in the Pacific Northwest, and we remain guardedly optimistic about the economic recovery in the area,” said Jack Wagner, President and Chief Executive Officer. “Demand for commercial loans continues to grow, and residential mortgage refinancing activity remains robust.”

“We are still on track to open our new branch in Woodinville before the end of the year, and we see this market as an attractive addition to our franchise,” said Bryan McDonald, Whidbey Island Bank’s President and CEO. “The expanded workforce in the aerospace industry, fueled by Boeing’s strength, along with strong in-migrations and a rebound in our housing markets, are all contributing to an improving regional economy.”

Third quarter 2012 Financial Highlights (as of, or for the period ended September 30, 2012)

•	Net interest margin (NIM) compressed 19 basis points to 5.48% from 5.67% in the preceding quarter, but increased 5 basis points from 5.43% in the year ago quarter.
•	On a consolidated basis, Total Risk-Based Capital to risk-adjusted assets was 19.65% compared to 19.43% a year ago. The FDIC requires a minimum of 10% Total Risk-Based Capital ratio to be considered well-capitalized.
•	Nonperforming non-covered assets/total assets improved to 1.29%, compared to 1.30% in the preceding quarter and 1.75% a year ago. Classified loans declined to $78.2 million at September 30, 2012, from $84.8 million at June 30, 2012.
•	Tangible book value per common share increased to $11.31, compared to $10.33 a year ago.
•	Low cost demand, money market, savings and NOW accounts totaled $986.5 million and make up 68% of total deposits.
•	Loan loss reserves were 2.01% of non-covered loans, and 2.30% a year ago.
•	The interest income generated from the loan portfolios in the FDIC-assisted acquisitions contributed $9.0 million to third quarter revenues, up from $8.6 million in the third quarter a year ago.
•	Return on average assets was 1.10% and return on average common equity was 10.43%, annualized.
•	The Seattle Times’ ranked Washington Banking Company as the top financial institution in the region for the third consecutive year in their 21st annual “Best of the Northwest” listing.

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

Regional and Acquisitions Update

“Our acquisitions made in 2010 expanded our branch footprint, particularly in North King County, which is one of the best performing localities in the region,” stated Rick Shields, Chief Financial Officer. “While the costs associated with accounting for the FDIC guarantees are high and contribute to volatility in our quarterly results, the benefits of these acquisitions are clearly visible in our financial results.

The FDIC indemnification asset declined 19% in the quarter, 43% year-over-year and is down 64% from its peak in the third quarter of 2010,” Shields continued. “In addition, the clawback adjustment year-to-date was $1.4 million of which $1.1 million was recorded in the second quarter of 2012. The FDIC indemnification asset was written down by $2.8 million in the third quarter of 2012, $3.1 million in the second quarter of 2012 and $2.6 million in the third quarter a year ago.”

Covered loans, which are loans that are subject to a loss share arrangement with the FDIC as a result of the two assisted transactions, are shown as a separate line item of the balance sheet and are not included in the net loan totals. Covered loans are also not included in any of the reported credit quality metrics, as they are accounted for separately under generally accepted accounting principles (GAAP). Both the FDIC indemnification asset and the covered loan portfolio will decline over time, as the loans mature, pay off, or are otherwise resolved. The resolution of the acquired loan portfolios continues to progress, with net covered loans down 4% for the quarter, 16% year-over-year and 41% since the peak in the third quarter of 2010.

Credit Quality

“Overall asset quality continues to be solid, with a small uptick in nonaccrual loans in the quarter and a significant improvement from a year ago,” said Dan Kuenzi, Chief Credit Officer. “Additions to nonperforming loans totaled $3.6 million in the quarter while reductions totaled $3.2 million, which included balances that moved into OREO or were otherwise resolved.”

Nonperforming, non-covered loans (NPLs) increased during the third quarter to $17.6 million from $17.2 million in the second quarter and decreased from $26.9 million in the year ago quarter, with residential construction loans accounting for 45% of the nonperforming loan portfolio. The ratio of NPLs/total non-covered loans was 2.14% at the end of the third quarter compared to 2.11% at the end of the second quarter and 3.27% a year ago. Nonperforming, non-covered assets (NPA)/total assets improved to 1.29% compared to 1.30% in the preceding quarter and 1.75% a year ago. Non-covered other real estate owned (OREO) was $4.1 million, compared $4.4 million in the preceding quarter and $2.5 million from a year ago.

Distribution of nonperforming, non-covered assets is shown in the following table:

Non-Covered NPA by Location	Island County	King County	San Juan County	Skagit County	Snohomish County	Whatcom County	Total	Percent of Total Non-Covered NPA by Loan Type
(dollars in 000s)
9/30/2012
Commercial	$ 26	$ -	$ 285	$ 698	$ 561	$ 347	$ 1,917	8.83%
Real Estate Mortgages
One-to-Four Family Residential	102	-	-	308	-	774	1,184	5.45%
Commercial	315	456	676	1,017	700	414	3,578	16.47%
Real Estate Construction
One-to-Four Family Residential	1,651	-	-	5,389	-	2,686	9,726	44.77%
Commercial	596	-	-	-	-	-	596	2.73%
Consumer
Direct	180	-	119	217	125	-	641	2.95%
Other Real Estate Owned	1,120	933	-	1,283	475	269	4,080	18.78%
Total	$ 3,990	$1,389	$ 1,080	$ 8,912	$ 1,861	$ 4,490	$21,722	100.00%

Percent of Total Non-Covered NPA by Location	18.37%	6.39%	4.97%	41.03%	8.57%	20.67%	100.00%

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

The provision for loan losses was $1.3 million in the third quarter, down from $2.4 million in the second quarter of 2012 and $2.5 million in the third quarter a year ago. The allowance for loan losses totaled $16.6 million, or 2.01% of non-covered loans. Total net charge-offs in the third quarter were $2.2 million, or 1.09% of average total loans on an annualized basis, compared to $2.8 million, or 1.37% of average loans in the preceding quarter and $3.0 million, or 1.43% of average loans, in the third quarter a year ago.

Balance Sheet

Total assets were $1.68 billion at September 30, 2012, up slightly from $1.66 billion in the preceding quarter and $1.68 billion a year ago. Total non-covered loans were $824.6 million compared to $814.8 million at June 30, 2012, and $821.6 million at September 30, 2011. “We closed $39.7 million in commercial and commercial real estate loans in the third quarter, bringing total new commercial and CRE loan volumes to $124.2 in the first nine months of the year,” said McDonald. “Despite a $25.2 million decline in construction balances and a decrease of $7.6 million in consumer loans over the past year, our total loan portfolio is up $3 million in the same timeframe, reflecting solid growth in our commercial lending."

The non-covered loan portfolio is well diversified with commercial and industrial loans making up 19% and residential mortgages accounting for 5% of the portfolio. Owner-occupied commercial real estate loans represent approximately 25% of the portfolio and non-owner occupied commercial real estate loans account for approximately 23% of loans. Indirect consumer loans account for 10% of the portfolio and other consumer loans account for 9%. Construction and land development loans for residential properties represent 5% and commercial construction and land development loans represent 4% of the portfolio.

Net covered loans totaled $231.5 million and covered OREO totaled $18.8 million at September 30, 2012, compared to $241.7 million and $23.0 million, respectively, three months earlier, as resolution of the covered portfolio progresses.

The mix of total deposits continued to improve while the level of total deposits was relatively stable at $1.46 billion at September 30, 2012. Noninterest-bearing demand deposits increased 7% in the quarter and 19% year-over-year, representing 17% of total deposits. Year-over-year, money market accounts were down 13% at $292.7 million, comprising 20% of total deposits; time deposits declined 18% to $471.8 million and accounted for 32% of total deposits. Core deposits, excluding time deposits over $100,000, represented 86% of all deposits.

Shareholders’ equity increased 3% in the quarter and 8% year-over-year, due to the strong earnings generated during the past twelve months. Tangible shareholder equity totaled $174.8 million, or $11.31 per share at September 30, 2012, compared to $10.33 a year ago.

Operating Results

In the third quarter of 2012, net interest income decreased 2% to $20.6 million from the linked quarter of $20.9 million, but grew 2% from $20.1 million a year ago. Year-to-date, net interest income increased 7% to $62.7 million from $58.9 million in the first nine months of 2011.

Costs associated with the FDIC-assisted acquisitions declined substantially in the third quarter compared to the second quarter of 2012, and as a result, total third quarter noninterest income was $1.4 million compared to $988,000 in the previous quarter and $1.4 million a year ago. Collections on the covered asset portfolio generated $125,000 in gains on disposition of those assets, which was more than offset by a $2.8 million change in the FDIC indemnification asset in the third quarter of 2012. In the preceding quarter, noninterest income was augmented by $556,000 in the gain on disposition of covered assets and offset by $3.1 million related to the change in the FDIC indemnification asset.

In addition, gain on sale of loans contributed $1.1 million to third quarter revenues, compared to $776,000 in the preceding quarter and $215,000 a year ago. Gains on sale of investment securities contributed $345,000 compared to no gains in either the second quarter of 2012 or third quarter of 2011.

For the first nine months of 2012, noninterest income was down 53% to $3.6 million from $7.8 million in the first nine months of 2011. For the first nine months of 2012, gains on disposition of covered assets contributed $1.3 million compared to $4.1 million in the year ago period. The change in the FDIC indemnification asset reduced first nine months revenues by $8.9 million compared to $5.6 million in the first nine months of 2011. Gains on sale of loans contributed

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

$2.6 million to first nine months revenues compared to $757,000 to the first nine months of 2011. For the first nine months of 2012, electronic banking income increased 16% to $2.7 million from $2.4 million in the year ago period.

Washington Banking’s net interest margin decreased 19 basis points from the preceding quarter to 5.48% from 5.67% and increased 5 basis points from 5.43% in the year ago quarter. Year-to-date, net interest margin improved 23 basis points to 5.65% from 5.42% in the first nine months of 2011. “Strong contributions from the acquired loan portfolios over the past two years have benefited our net interest margin; however, we are seeing margin compression and as covered loans pay down and new loans are booked at current market rates, the net interest margin will continue to decline,” Shields noted.

Third quarter operating expense decreased 10% to $13.7 million, reflecting a lower non-cash charge for the FDIC clawback liability and reduced costs for managing both covered and non-covered foreclosed real estate. Total operating expenses were $15.1 million in the second quarter of 2012 and $13.8 million in the third quarter of 2011. For the first nine months of 2012, operating expenses increased 2% to $42.4 million compared to $41.5 million in the nine month period last year.

In a separate release today, Washington Banking announced it will pay a quarterly cash dividend of $0.15 per common share. “In keeping with our two-tiered approach in determining our dividend payouts each quarter, we are paying $0.06 per share in a basic dividend and $0.09 per share in the variable dividend, which results in the total dividend at 50% of earnings,” Wagner noted. “Our board will continue to evaluate dividends each quarter based on capital requirements, market opportunities and other operating considerations.”

Conference Call Information

Management will host a conference call on Friday, October 26, at 10:00 a.m. Pacific time (1:00 p.m. ET) to discuss the results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (480) 629-9835 at 10:00 a.m. Pacific Time for conference ID #4566468. To listen to the call online, either live or archived, visit the Investor Relations page of Whidbey Island Bank’s website at www.wibank.com.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 30 full-service branches located in six counties in Northwestern Washington. In 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, regional economic trends, dividends and dividend payout ratios, covered loan trends, availability of acquisition opportunities, growth in loans and deposits, credit quality and loan losses, opening of new branches and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) the ability to open new locations. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

CONSOLIDATED STATEMENTS OF INCOME (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	September 30,	June 30,	Month	September 30,	Year
	2012	2012	Change	2011	Change
Interest Income
Non-Covered Loans	$ 11,644	$ 11,613	0%	$ 12,466	-7%
Covered Loans	8,998	9,382	-4%	8,614	4%
Taxable Investment Securities	1,238	1,387	-11%	1,123	10%
Tax Exempt Securities	311	276	13%	220	41%
Other	71	68	4%	89	-20%
Total Interest Income	22,262	22,726	-2%	22,512	-1%

Interest Expense
Deposits	1,575	1,704	-8%	2,310	-32%
Junior Subordinated Debentures	135	133	2%	120	13%
Total Interest Expense	1,710	1,837	-7%	2,430	-30%

Net Interest Income	20,552	20,889	-2%	20,082	2%
Provision for Loan Losses, Non-Covered Loans	1,250	2,350	-47%	2,500	-50%
Provision for Loan Losses, Covered Loans	-	398	-100%	-	NA
Net Interest Income after Provision for Loan Losses	19,302	18,141	6%	17,582	10%

Noninterest Income
Service Charges and Fees	886	921	-4%	956	-7%
Electronic Banking Income	820	1,012	-19%	838	-2%
Investment Products	335	367	-9%	230	46%
Gain on Sale of Investment Securities, Net	345	-	NA	-	NA
Bank Owned Life Insurance Income	43	55	-22%	84	-49%
Income from the Sale of Loans	1,146	776	48%	215	433%
SBA Premium Income	126	105	20%	103	22%
Change in FDIC Indemnification Asset	(2,762)	(3,145)	-12%	(2,586)	7%
Gain on Disposition of Covered Assets	125	556	-78%	1,119	-89%
Other Income	294	341	-14%	472	-38%
Total Noninterest Income	1,358	988	37%	1,431	-5%

Noninterest Expense
Compensation and Employee Benefits	7,741	7,242	7%	7,310	6%
Occupancy and Equipment	1,738	1,659	5%	1,660	5%
Office Supplies and Printing	378	425	-11%	385	-2%
Data Processing	539	536	1%	446	21%
Consulting and Professional Fees	194	273	-29%	202	-4%
Intangible Amortization	129	128	1%	160	-19%
Merger Related Expenses	-	-	NA	70	-100%
FDIC Premiums	314	317	-1%	319	-2%
FDIC Clawback Liability	247	1,098	-78%	-	NA
Non-Covered OREO & Repossession Expenses	398	739	-46%	559	-29%
Covered OREO & Repossession Expenses	122	578	-79%	501	-76%
Other	1,863	2,114	-12%	2,195	-15%
Total Noninterest Expense	13,663	15,109	-10%	13,807	-1%

Income Before Provision for Income Tax	6,997	4,020	74%	5,206	34%
Provision for Income Tax	2,359	1,173	101%	1,581	49%
Net Income Available to Common Shareholders	$ 4,638	$ 2,847	63%	$ 3,625	28%
Earnings per Common Share
Net Income per Share, Basic	$ 0.30	$ 0.18	67%	$ 0.24	25%

Net Income per Share, Diluted	$ 0.30	$ 0.18	67%	$ 0.24	25%

Average Number of Common Shares Outstanding	15,413,000	15,411,000		15,343,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,446,000	15,446,000		15,391,000

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

CONSOLIDATED STATEMENTS OF INCOME (unaudited)	For the Nine Months Ended		One
($ in thousands, except per share data)	September 30,		Year
	2012	2011	Change
Interest Income
Non-Covered Loans	$ 35,010	$ 37,670	-7%
Covered Loans	28,248	25,422	11%
Taxable Investment Securities	3,981	2,724	46%
Tax Exempt Securities	842	649	30%
Other	190	200	-5%
Total Interest Income	68,271	66,665	2%

Interest Expense
Deposits	5,124	7,449	-31%
Junior Subordinated Debentures	404	361	12%
Total Interest Expense	5,528	7,810	-29%

Net Interest Income	62,743	58,855	7%
Provision for Loan Losses, Non-Covered Loans	5,600	8,500	-34%
Provision (Recovery) for Loan Losses, Covered Loans	398	(318)	-225%
Net Interest Income after Provision for Loan Losses	56,745	50,673	12%

Noninterest Income
Service Charges and Fees	2,700	2,884	-6%
Electronic Banking Income	2,728	2,355	16%
Investment Products	1,064	835	27%
Gain on Sale of Investment Securities, Net	687	-	NA
Bank Owned Life Insurance Income	158	245	-36%
Income from the Sale of Loans	2,627	757	247%
SBA Premium Income	318	375	-15%
Change in FDIC Indemnification Asset	(8,898)	(5,630)	58%
Gain on Disposition of Covered Assets	1,310	4,104	-68%
Other Income	949	1,860	-49%
Total Noninterest Income	3,643	7,785	-53%

Noninterest Expense
Compensation and Employee Benefits	22,317	21,038	6%
Occupancy and Equipment	5,126	4,898	5%
Office Supplies and Printing	1,216	1,287	-6%
Data Processing	1,603	1,418	13%
Consulting and Professional Fees	710	847	-16%
Intangible Amortization	383	475	-19%
Merger Related Expenses	-	324	-100%
FDIC Premiums	967	1,469	-34%
FDIC Clawback Liability	1,385	-	NA
Non-Covered OREO & Repossession Expenses	1,511	1,199	26%
Covered OREO & Repossession Expenses	1,274	1,620	-21%
Other	5,935	6,957	-15%
Total Noninterest Expense	42,427	41,532	2%

Income Before Provision for Income Tax	17,961	16,926	6%
Provision for Income Tax	5,703	5,213	9%
Net Income	12,258	11,713	5%
Preferred Dividends	-	1,084	-100%
Net Income Available to Common Shareholders	$ 12,258	$ 10,629	15%
Earnings per Common Share
Net Income per Share, Basic	$ 0.80	$ 0.69	16%

Net Income per Share, Diluted	$ 0.79	$ 0.69	14%

Average Number of Common Shares Outstanding	15,418,000	15,339,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,453,000	15,421,000

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands except per share data)	September 30,	June 30,	Month	September 30,	Year
	2012	2012	Change	2011	Change
Assets
Cash and Due from Banks	$ 30,885	$ 22,871	35%	$ 25,051	23%
Interest-Bearing Deposits with Banks	84,570	95,111	-11%	90,787	-7%
Federal Funds Sold	670	-	NA	-	NA
Total Cash and Cash Equivalents	116,125	117,982	-2%	115,838	0%
Investment Securities Available for Sale	353,881	322,677	10%	276,741	28%
Subsidiary Investment in the Trust			100%	-	100%
FHLB Stock	7,509	7,576	-1%	7,576	-1%
Loans Held for Sale	15,139	12,521	21%	10,338	46%
Loans Receivable	824,610	814,826	1%	821,635	0%
Less: Allowance for Loan Losses	(16,570)	(17,565)	-6%	(18,936)	-12%
Non-Covered Loans, Net	808,040	797,261	1%	802,699	1%
Covered Loans, Net Allowance for Loan Losses	231,517	241,717	-4%	276,448	-16%
Premises and Equipment, Net	36,896	37,106	-1%	37,207	-1%
Bank Owned Life Insurance	17,671	17,628	0%	17,447	1%
Goodwill and Other Intangible Assets, Net	6,156	6,285	-2%	8,391	-27%
Other Real Estate Owned	4,080	4,414	-8%	2,470	65%
Covered Other Real Estate Owned	18,811	23,000	-18%	25,773	-27%
FDIC Indemnification Asset	44,713	54,867	-19%	78,298	-43%
Other Assets	19,588	20,846	-6%	19,851	-1%
Total Assets	$ 1,680,126	$ 1,663,880	1%	$ 1,679,077	0%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$ 252,484	$ 235,486	7%	$ 211,403	19%
NOW Accounts	332,116	311,856	6%	257,506	29%
Money Market	292,745	297,345	-2%	336,680	-13%
Savings	109,107	102,803	6%	98,974	10%
Time Deposits	471,778	502,420	-6%	575,585	-18%
Total Deposits	1,458,230	1,449,910	1%	1,480,148	-1%

Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	15,155	12,443	22%	6,141	147%
Total Liabilities	1,499,159	1,488,127	1%	1,512,063	-1%
Shareholders' Equity
Common Stock (no par value)
Authorized 35,000,000 Shares:
Issued and Outstanding 15,451,307 at 9/30/12,
15,446,221 at 6/30/12 and 15,357,466 at 9/30/11	85,381	85,101	0%	84,209	1%
Retained Earnings	89,966	86,718	4%	79,636	13%
Accumulated Other Comprehensive Income	5,620	3,934	43%	3,169	77%
Total Shareholders' Equity	180,967	175,753	3%	167,014	8%
Total Liabilities and Shareholders' Equity	$ 1,680,126	$ 1,663,880	1%	$ 1,679,077	0%

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

FINANCIAL STATISTICS (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Nine Month Ended
($ in thousands, except per share data)	September 30,	June 30,	March 31,	September 30,	September 30,
	2012	2012	2012	2011	2012	2011

Averages
Total Assets	$ 1,672,663	$ 1,671,825	$ 1,665,597	$ 1,687,418	$ 1,670,035	$ 1,684,854
Non-Covered Loans and Loans Held for Sale	831,256	825,779	826,528	828,367	827,867	832,495
Covered Loans	236,355	248,079	262,580	287,232	248,958	319,082
Interest Earning Assets	1,513,891	1,501,373	1,493,322	1,485,875	1,502,903	1,471,508
Deposits	1,457,014	1,460,266	1,459,296	1,491,112	1,458,851	1,492,233
Common Shareholders' Equity	176,934	174,565	171,975	163,486	174,498	160,424

Financial Ratios
Return on Average Assets, Annualized	1.10%	0.68%	1.15%	0.85%	0.98%	0.93%
Return on Average Common Equity, Annualized(1)	10.43%	6.56%	11.16%	8.80%	9.38%	8.86%
Efficiency Ratio (2)	61.53%	68.20%	59.72%	63.44%	63.11%	61.62%
Yield on Earning Assets (2)	5.93%	6.16%	6.34%	6.08%	6.14%	6.13%
Cost of Interest Bearing Liabilities	0.55%	0.60%	0.63%	0.74%	0.59%	0.79%
Net Interest Spread	5.38%	5.56%	5.71%	5.34%	5.55%	5.34%
Net Interest Margin (2)	5.48%	5.67%	5.81%	5.43%	5.65%	5.42%

Tangible Book Value Per Share (3)	$ 11.31	$ 10.97	$ 10.85	$ 10.33	$ 11.31	$ 10.33
Tangible Common Equity (3)	10.44%	10.22%	9.90%	9.49%	10.44%	9.49%

	September 30,	June 30,	March 31,	September 30,	Regulatory Requirements
	2012	2012	2012	2011	Adequately- capitalized	Well- capitalized
Period End
Total Risk-Based Capital Ratio - Consolidated (4)	19.65%	19.79%	19.94%	19.43%	8.00%	NA
Tier 1 Risk-Based Capital Ratio - Consolidated (4)	18.40%	18.53%	18.69%	18.17%	4.00%	NA
Tier 1 Leverage Ratio - Consolidated (4)	11.67%	11.44%	11.49%	10.82%	4.00%	NA
Total Risk-Based Capital Ratio - Whidbey Island Bank (4)	19.02%	19.16%	19.32%	18.82%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank (4)	17.77%	17.91%	18.07%	17.56%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank (4)	11.25%	11.04%	11.10%	10.46%	4.00%	5.00%

(1) Return on average common equity is adjusted for preferred stock dividends.
(2) Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenue and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income. Please see reconciliation to GAAP measure that appears elsewhere in this release.
(3) Please see the reconciliations of shareholders' equity to tangible common equity and total assets to tangible assets, and the related measures that appear elsewhere in this release.
(4) Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports.

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

NON-COVERED ASSET QUALITY (unaudited)	Quarter Ended		Quarter Ended		Quarter Ended	Nine Months Ended
($ in thousands, except per share data)	September 30,		June 30,		September 30,	September 30,
	2012		2012		2011	2012	2011
Allowance for Non-Covered Loan Losses Activity:
Balance at Beginning of Period	$ 17,565		$ 17,993		$ 19,407	$ 18,032	$ 18,812
Indirect Loans:
Charge-offs	(134)		(135)		(260)	(560)	(884)
Recoveries	75		109		91	319	472
Indirect Net Charge-offs	(59)		(26)		(169)	(241)	(412)

Other Loans:
Charge-offs	(2,365)		(2,820)		(3,317)	(7,127)	(8,861)
Recoveries	179		68		515	306	897
Other Net Charge-offs	(2,186)		(2,752)		(2,802)	(6,821)	(7,964)

Total Net Charge-offs	(2,245)	0	(2,778)		(2,971)	(7,062)	(8,376)
Provision for Loan Losses, Non-Covered Loans	1,250		2,350		2,500	5,600	8,500
Balance at End of Period	$ 16,570		$ 17,565		$ 18,936	$ 16,570	$ 18,936

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.29%		0.13%		0.79%	0.40%	0.62%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	1.18%		1.50%		1.50%	1.24%	1.44%
Net Charge-offs to Average Total Loans (1)	1.09%		1.37%		1.43%	1.16%	1.35%

	September 30,		June 30,		September 30,
	2012		2012		2011
Nonperforming Non-Covered Assets
Nonperforming Non-Covered Loans (2)	$ 17,642		$ 17,165		$ 26,850
Non-Covered Other Real Estate Owned	4,080		4,414		2,470
Total Nonperforming Non-Covered Assets	$ 21,722		$ 21,579		$ 29,320
Nonperforming Non-Covered Loans to Total Non-Covered Loans (1)	2.14%		2.11%		3.27%
Nonperforming Non-Covered Assets to Total Assets	1.29%		1.30%		1.75%
Allowance for Loan Losses to Nonperforming Non-Covered Loans	93.92%		102.33%		70.52%
Allowance for Loan Losses to Non-Covered Loans	2.01%		2.16%		2.30%

Non-Covered Loan Composition
Commercial	$ 155,208		$ 158,087		$ 148,525
Real Estate Mortgages
One-to-Four Family Residential	37,262		37,700		42,965
Commercial	394,878		382,502		359,933
Real Estate Construction
One-to-Four Family Residential	44,892		49,678		66,414
Commercial	33,104		29,904		36,743
Consumer
Indirect	79,648		78,699		83,921
Direct	77,759		76,390		81,067
Deferred Costs	1,859		1,866		2,067
Total Non-Covered Loans	$ 824,610		$ 814,826		$ 821,635

Time Deposit Composition
Time Deposits $100,000 and more	$ 200,641		$ 211,726		$ 240,818
All Other Time Deposits	258,301		277,468		326,854
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	12,836		13,226		7,913
Total Time Deposits	$ 471,778	0	$ 502,420	0	$ 575,585

(1) Excludes Loans Held for Sale.
(2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

WBCO Reports 3Q12 EPS of $0.30

October 25, 2012

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP) this press release presents certain non-GAAP financial measures. Management believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this report are urged to review these non-GAAP measures in conjunction with the GAAP results as reported.

Operating earnings are not a measure of performance calculated in accordance with GAAP. However, management believes that operating earnings are an important indication of our ability to generate earnings through the Company's fundamental banking business. Since operating earnings exclude the effects of certain items that are unusual and/or difficult to predict, management believes that operating earnings provide useful supplemental information to both management and investors in evaluating the Company's financial results.

Operating earnings should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other income or cash flow statement data calculated in accordance with GAAP. Moreover, the manner in which the Company calculates operating earnings may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's GAAP earnings to operating earnings (non-GAAP) for the periods presented:

	Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

GAAP Earnings Available to Common Shareholders	$ 4,638	$ 2,847	$ 3,625	$ 12,258	$ 10,629
Provision for Income Taxes	2,359	1,173	1,581	5,703	5,213
GAAP Earnings Available to Common Shareholders before Provision for Income Taxes	6,997	4,020	5,206	17,961	15,842
Adjustments to GAAP Earnings Available to Common Shareholders
Acquisition-Related Costs	-	-	70	-	324
Accelerated Accretion of Remaining Preferred Stock Discount	-	-	-	-	1,046
Operating Earnings Before Taxes	6,997	4,020	5,276	17,961	17,212
Provision for Income Taxes	2,359	1,173	1,606	5,703	5,326
Net Operating Earnings	$ 4,638	$ 2,847	$ 3,670	$ 12,258	$ 11,886

Diluted GAAP Earnings per Common Share	$ 0.30	$ 0.18	$ 0.24	$ 0.79	$ 0.69
Diluted Operating Earnings per Common Share	$ 0.30	$ 0.18	$ 0.24	$ 0.79	$ 0.77

Non-GAAP Financial Measures

Fully tax-equivalent net interest income and fully tax-equivalent net interest margin are non-GAAP performance measurements that management believes provides investors with a more accurate picture of the Company's operational performance and is consistent with industry practice. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

The following table provides the reconciliation of the Company's net interest income and net interest margin (GAAP) to a fully tax-equivalent net interest income and fully tax-equivalent net interest margin (non-GAAP) for the periods presented:

	Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

Net Interest Income	$ 20,552	$ 20,889	$ 20,082	$ 62,743	$ 58,855
Tax-Equivalent Adjustment (1)	295	277	252	837	761
Tax-Equivalent Net Interest Income	20,847	21,166	20,334	63,580	59,616

Average Interest Earning Assets	1,513,891	1,501,373	1,485,875	1,502,903	1,471,508

Net Interest Margin	5.40%	5.60%	5.36%	5.58%	5.35%
Tax-Equivalent Net Interest Margin (1)	5.48%	5.67%	5.43%	5.65%	5.42%

Non-GAAP Financial Measures

Tangible common equity, tangible assets and tangible book value per common share are not measures that are calculated in accordance with GAAP. However, management uses these non-GAAP measures in its analysis of the Company's performance. Management believes that these non-GAAP measures are an important indication of the Company's ability to grow both organically and through business combinations, and, with respect to tangible common equity, the Company's ability to pay dividends and to engage in various capital management strategies.

Neither tangible common equity, tangible assets or tangible book value per common share should be considered in isolation or as a substitute for common shareholders' equity or book value per common share or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates tangible common equity, tangible assets and tangible book value per share may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's shareholders' equity (GAAP) to tangible common equity (non-GAAP) and total assets (GAAP) to tangible assets (non-GAAP) for the periods presented:

	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2012	2012	2011

Total Shareholders' Equity	$ 180,967	$ 175,753	$ 167,014
Adjustments to Shareholders' Equity
Goodwill and Other Intangible Assets, Net (2)	(6,156)	(6,285)	(8,391)
Tangible Common Equity	174,811	169,468	158,623

Total Assets	$ 1,680,126	$ 1,663,880	$ 1,679,077
Adjustments to Total Assets
Goodwill and Other Intangible Assets, Net (2)	(6,156)	(6,285)	(8,391)
Tangible Assets	1,673,970	1,657,595	1,670,686

Common Shares Outstanding at Period End	15,451,307	15,446,221	15,357,466

Tangible Common Equity	10.44%	10.22%	9.49%
Tangible Book Value per Common Share	$ 11.31	$ 10.97	$ 10.33

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2) Goodwill and Other Intangible Assets, Net excludes mortgage servicing rights.

Note: Transmitted on Business Wire on October 25, 2012, at 1:00 p.m. PT.